As filed with the Securities and Exchange Commission on March 14, 2024

No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNILEVER PLC

(Exact name of registrant as specified in its charter)

ENGLAND (State or other jurisdiction of incorporation or organization)	Unilever House 100 Victoria Embankment London EC4Y 0DY, England (Address of Principal Executive Offices)	None (I.R.S. Employer Identification No.)

UNILEVER NORTH AMERICA OMNIBUS EQUITY COMPENSATION PLAN

(Full title of the plan)

David Schwartz

Vice President and General Counsel, Head of Global M&A

700 Sylvan Avenue Englewood Cliffs,

New Jersey 07632

(Name and address of agent for service)

Tel. No.: (201) 894-2750

(Telephone number, including area code, of agent of service)

With copies to:

Mike Bienenfeld

Alexander Parkhouse

Linklaters LLP

One Silk Street

London EC2Y 8HQ, United Kingdom

Tel: (+44) 20 7456 2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

EXPLANATORY NOTE

This registration statement on Form S-8 registers the issuance of additional securities pursuant to the Amended Plan (as defined below), which are securities of the same class relating to the same plan for which a registration statement on Form S-8 (Registration No. 333-185299) was filed with the Securities and Exchange Commission (the “SEC”) on December 6, 2012 (the “2012 Registration Statement”), as amended by post-effective amendment number 1 to the 2012 Registration Statement filed with the SEC on December 11, 2020 and post-effective amendment number 2 to the 2012 Registration Statement filed with the SEC on December 12, 2022, and a registration statement on Form S-8 (Registration No. 333-103491-01) (the “2003 Registration Statement”) was filed with the SEC on February 27, 2003, as amended by post-effective amendment number 1 filed with the SEC on December 12, 2022 (this registration statement, the 2012 Registration Statement and the 2003 Registration Statement (in each case as amended) together, these “Post Effective Amendments”). These Post Effective Amendments are being filed by Unilever PLC (the “Registrant”) pursuant to General Instruction E to Form S-8 to register an additional 10,000,000 ordinary shares, nominal value of 3 1/9 pence per share, of the Registrant (the “Ordinary Shares”) for which a registration statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective.

Previously, the Registrant set up the Unilever North America Omnibus Equity Compensation Plan (the “Plan”) to provide for grants of equity awards to designated employees, directors and other service providers of the Registrant and its affiliates. At the time the Plan was established, only treasury and other reacquired Ordinary Shares were authorized for issuance under the Plan. On November 16, 2022, the compensation committee of the board of directors of the Registrant approved the Amended and Restated Unilever North America Omnibus Equity Compensation Plan (the “Amended Plan”), which authorized the issuance of Ordinary Shares under the Amended Plan. On December 12, 2022, the Registrant filed the above mentioned post-effective amendments in order to reflect the Amended Plan’s authorization of authorized but unissued Ordinary Shares pursuant to the Amended Plan and to register an additional 1,700,000 Ordinary Shares pursuant to the Amended Plan.

The information contained in the 2012 Registration Statement and the 2003 Registration Statement, in each case as amended, is hereby incorporated by reference to these Post-Effective Amendments, except as modified in Part II, below.

ITEM 3. Incorporation of Documents by Reference.

The following documents filed or furnished with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) by the Registrant are incorporated by reference into these Post-Effective Amendments:

(1)	the Registrant’s annual report on Form 20-F for the year ended December 31, 2023 (File No: 001-04546), filed with the SEC on March 14, 2024;

(2)	the description of the Ordinary Shares in Exhibit 2.5 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2019 (File No: 001-04546) filed with the SEC on March 9, 2020; and

(3)	The Registrant’s reports on Form 6-K (to the extent designated therein) and all documents filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act after the date of these Post-Effective Amendments, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in these Post-Effective Amendments and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of these Post-Effective Amendments shall be deemed to be modified or superseded for purposes of these Post-Effective Amendments to the extent that a statement contained in these Post-Effective Amendments or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in these Post-Effective Amendments modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of these Post-Effective Amendments after the most recent effective date may modify or replace existing statements contained in these Post-Effective Amendments. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of these Post-Effective Amendments.

ITEM 8. Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Second Amended and Restated Deposit Agreement dated as of July 1, 2014 by and among Unilever PLC, Deutsche Bank Trust Company Americas, as depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 99(A) to the Registration Statement on Form F-6 (File No. 333-196985) filed with the SEC on June 24, 2014).

5.1	Opinion of Linklaters LLP regarding the legality of securities being registered.

23.1	Consent of KPMG LLP as independent registered public accounting firm of the consolidated financial statements of Unilever PLC.

23.2	Consent of Linklaters LLP for opinion regarding the legality of securities being registered (included in the opinion filed as Exhibit 5.1 to these Post-Effective Amendments).

24.1	Power of Attorney (incorporated by reference to Exhibit 99.2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-185299) and Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-103491-01) filed with the SEC on December 12, 2022).

99.1	Unilever North America Omnibus Equity Compensation Plan, as amended November 29, 2022 (incorporated by reference to Exhibit 99.1 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-185299) and Post Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-103491-01) filed with the SEC on December 12, 2022).

107	Fee Calculation Table

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on March 14, 2024.

UNILEVER PLC,

By:	/s/ Maria Varsellona
Maria Varsellona
Chief Legal Officer and Group Secretary Unilever PLC

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Title	Date
/s/ Ian Meakins Ian Meakins	Chair and Non-Executive Director	March 14, 2024
* Hein Schumacher	Director and Chief Executive Officer	March 14, 2024
/s/ Fernando Fernandez Fernando Fernandez	Director and Chief Financial Officer	March 14, 2024
* Andrea Jung	Vice Chair and Senior Independent Director	March 14, 2024
* Nils Andersen	Non-Executive Director	March 14, 2024
* Dr. Judith Hartmann	Non-Executive Director	March 14, 2024
* Adrian Hennah	Non-Executive Director	March 14, 2024
* Susan Kilsby	Non-Executive Director	March 14, 2024
* Ruby Lu	Non-Executive Director	March 14, 2024
* Strive Masiyiwa	Non-Executive Director	March 14, 2024
* Youngme Moon	Non-Executive Director	March 14, 2024
/s/ Judith McKenna Judith McKenna	Non-Executive Director	March 14, 2024
* Nelson Peltz	Non-Executive Director	March 14, 2024
/s/ David A. Schwartz *By: Name: David A. Schwartz		March 14, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, a duly authorized representative of Unilever PLC in the United States, has signed these Post-Effective Amendments in the City of Englewood Cliffs, New Jersey, on March 14, 2024.

By:	/s/ David A. Schwartz
David A. Schwartz
Vice President and General Counsel, Head of Global M&A